                                                                    EXHIBIT 4-10



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                              AMENDED AND RESTATED
                                TRUST AGREEMENT

                                       OF

                          PECO ENERGY CAPITAL TRUST I



                           PECO ENERGY CAPITAL, L.P.,

                                   as Grantor

                                      and

                               PNC BANK, DELAWARE

                                   as Trustee


                         Dated as of ___________, 1995



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                               TABLE OF CONTENTS

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                                                     ARTICLE I

                                                    DEFINITIONS

                                                     ARTICLE II

                                               CONTINUATION OF TRUST
SECTION 2.01.    Continuation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.02.    Trust Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.03.    Title to Trust Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.04.    Situs of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.05.    Powers of Trustee Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.06.    Liability of Holders of Receipts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                    ARTICLE III

                                          FORM OF RECEIPTS, EXECUTION AND
                                   DELIVERY, TRANSFER, AND SURRENDER OF RECEIPTS
SECTION 3.01.    Form and Transferability of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 3.02.    Issuance of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 3.03.      Registration, Transfer and Exchange of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 3.04.    Lost or Stolen Receipts, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 3.05.      Cancellation and Destruction of Surrendered Receipts  . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.06.    Surrender of Receipts and Withdrawal of Preferred Securities  . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.07.    Redeposit of Preferred Securities; Execution and Delivery of
                   Receipts in Response Thereof  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.08.    Filing Proofs, Certificates, and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                     ARTICLE IV

                               DISTRIBUTIONS AND OTHER RIGHTS OF HOLDERS OF RECEIPTS

SECTION 4.01.    Distributions of Monthly Distributions on Preferred Securities  . . . . . . . . . . . . . . . . . . . .  12
SECTION 4.02.    Redemptions of Preferred Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 4.03.    Distributions in Liquidation of Grantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.04.    Fixing of Record Date for Holders of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.05.    Payment of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.06.    Special Representative and Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.07.    Changes Affecting Preferred Securities and Reclassifications, Recapitalizations, Etc. . . . . . . . . .  15

                                                     ARTICLE V

                                                   THE GUARANTEE

SECTION 5.01.  The Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
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                                                     ARTICLE VI

                                                    THE TRUSTEE

SECTION 6.01.    Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 6.02.    Obligations of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 6.03.    Resignation and Removal of the Trustee, Appointment of Successor Trustee  . . . . . . . . . .   18
SECTION 6.04.    Corporate Notices and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 6.05.    Status of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 6.06.    Appointment of Grantor to File on Behalf of the Trust . . . . . . . . . . . . . . . . . . . .
SECTION 6.07.    Indemnification by the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 6.08.    Fees, Charges and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 6.09.    Appointment of Co-Trustee or Separate Trustee.  . . . . . . . . . . . . . . . . . . . . . . .   21

                                                    ARTICLE VII

                                             AMENDMENT AND TERMINATION

SECTION 7.01.    Supplemental Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 7.02.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                    ARTICLE VIII

                                       MERGER, CONSOLIDATION, ETC. OF GRANTOR

SECTION 8.01.    Limitation on Permitted Merger Consolidation, Etc. of Grantor . . . . . . . . . . . . . . . .   23

                                                     ARTICLE IX

                                                   MISCELLANEOUS

SECTION 9.01.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 9.02.    Exclusive Benefits of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 9.03.    Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 9.04.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 9.05.    Trustee's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 9.06.    Holders of Receipts Are Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 9.07.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 9.08.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 9.09.    Receipts Non-Assessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 9.10.    No Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

TESTIMONIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SIGNATURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
EXHIBIT A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
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                              AMENDED AND RESTATED
                                TRUST AGREEMENT


                 AMENDED AND RESTATED TRUST AGREEMENT, dated as of __________, 1995 (as amended from time to time, this "Trust Agreement") among PECO ENERGY CAPITAL, L.P., a Delaware limited partnership, as grantor (the "Grantor"), PNC BANK, DELAWARE, a Delaware banking corporation, as trustee (the "Trustee"), and joined in by PECO ENERGY CAPITAL CORP., a Delaware corporation and the general partner of the Grantor, not as a grantor, trustee or beneficiary but solely for the purposes stated herein (the "General Partner").


                              W I T N E S S E T H:

                 WHEREAS, the Trustee and the Grantor established the Trust (as defined below) under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.) (as amended from time to time, the "Business Trust Act"), pursuant to a Trust Agreement, dated as of October 20, 1995 (the "Original Trust Agreement"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 20, 1995; and

                 WHEREAS, the Trustee and the Grantor hereby desire to continue the Trust and to amend and restate in its entirety the Original Trust Agreement; and

                 WHEREAS, PECO Energy Company ("PECO Energy") proposes to effect the exchange (the "Exchange") of Receipts each representing a ___% Cumulative Monthly Income Preferred Security, Series B, representing a limited partner interest of the Grantor (the "Preferred Securities"), for Depositary Shares (as hereinafter defined), each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy; and

                 WHEREAS, to facilitate the Exchange, PECO Energy requests the Grantor to issue one Preferred Security for each Depositary Share accepted in the Exchange and to deposit the Preferred Securities in trust for the benefit of the holders of the Depositary Shares tendering shares which have been accepted in the Exchange; and

                 WHEREAS, interests in the Trust are to be evidenced by Receipt certificates issued by the Trustee in accordance with this Trust Agreement, which are to be delivered to the Exchange Agent (as hereinafter defined) for distribution to the holders of the Depositary Shares which have been accepted in the Exchange;

                 NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, it is agreed by and among the parties hereto to amend and restate in its entirety the Original Trust Agreement as follows:


                                   ARTICLE I

                                  DEFINITIONS


                 The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Trust Agreement and the Receipts:

                 "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Business Day" means any day other than a day on which banking institutions in the City of New York or the State of Delaware are closed for business.

                 "Business Trust Act" shall have the meaning set forth in the recitals to this Trust Agreement.

                 "Commission" shall have the meaning set forth in Section 6.06.

                 "Corporate Office" means the office of the Trustee at which at any particular time its business in respect of matters governed by this Trust Agreement shall be administered, which at the date of this Trust Agreement is located at 222 Delaware Avenue, Wilmington, Delaware 19801.

                 "Depositary Shares" mean receipts issued pursuant to a Deposit Agreement dated as of October 20, 1992 among Philadelphia Electric Company (now PECO Energy), First Chicago Trust Company of New York, as Depositary, and the holders of such receipts, each evidencing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy.

                 "Exchange" shall have the meaning set forth in the recitals to this Trust Agreement.





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                 "Exchange Agent" means First Chicago Trust Company of New York in its capacity as the Exchange Agent under an Exchange Agreement dated as of _____________, 1995 between PECO Energy and the Exchange Agent to effect the exchange of Depository Shares for Receipts.

                 "General Partner" means PECO Energy Capital Corp., a Delaware corporation, as general partner of the Grantor, and any successor thereto pursuant to the terms of the Partnership Agreement.

                 "Grantor" means PECO Energy Capital, L.P., a Delaware limited partnership, and its successors.

                 "Guarantee" means the Payment and Guarantee Agreement dated as of __________, 1995, as amended from time to time with respect to the Preferred Securities delivered by PECO Energy to the Grantor.

                 "Holder" means the Person in whose name a certificate representing one or more Receipts is registered on the Register maintained by the Registrar for such purposes.

                 "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Grantor dated as of July 25, 1994, as amended from time to time, together with any Action (as defined in the Partnership Agreement) established by the General Partner.

                 "Paying Agent" means the Person from time to time acting as Paying Agent as provided in Section 4.05.

                 "PECO Energy" means PECO Energy Company, a Pennsylvania corporation.

                 "Person" means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

                 "Preferred Securities" means the ___% Cumulative Monthly Income Preferred Securities, Series B, representing limited partner interests of the Grantor, or any Successor Securities issued to the Trust and held by the Trustee (unless withdrawn under Section 3.06) from time to time under this Trust Agreement for the benefit of the Holders.

                 "Receipt" shall mean a trust receipt issued hereunder representing an interest in the Trust equal to and representing a





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Preferred Security and evidenced by a certificate issued by the Trustee pursuant to Article III.

                 "Register" shall have the meaning set forth in Section 3.03 of this Trust Agreement.

                 "Registrar" shall mean any bank or trust company appointed to register Receipt certificates and to register transfers thereof as herein provided.

                 "Special Representative" shall have the meaning set forth in
Section 13.02(d) of the Partnership Agreement.

                 "Successor Securities" shall have the meaning set forth in
Section 13.02(e) of the Partnership Agreement.

                 "Tendering Holders" means the holders of the Depositary Shares which have been validly tendered to the Exchange Agent and accepted by the Company for exchange.

                 "Trust" means the trust governed by this Trust Agreement.

                 "Trust Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended, modified, or supplemented from time to time.

                 "Trust Estate" means all right, title and interest of the Trust in and to the Preferred Securities (including any Successor Securities), and all distributions and payments with respect thereto, including payments by PECO Energy under the Guarantee. "Trust Estate" shall not include any amounts paid or payable to the Trustee pursuant to this Trust Agreement, including, without limitation, fees, expenses and indemnities.

                 "Trustee" shall mean PNC Bank, Delaware, a Delaware banking corporation, in its capacity as Trustee and not in its individual capacity and any successor as trustee hereunder.


                                   ARTICLE II

                             CONTINUATION OF TRUST


                 SECTION 2.01.    Continuation of Trust.

                          (a)     The Trust continued hereby shall be known as
"PECO Energy Capital Trust I." The Trust exists for the sole purpose of issuing Receipts representing the Preferred Securities held by the Trust and performing functions directly related





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
thereto. The Grantor hereby delivers to the Trustee for deposit in the Trust a certificate representing _____ Preferred Securities for the benefit of the Holders. Each Holder is intended by the Grantor to be the beneficial owner of the number of Preferred Securities represented by the Receipts held by such Holder, not to hold an undivided interest in all of the Preferred Securities. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee and any other Holder, each Holder shall be entitled to enforce in the name of the Trust the Trust's rights under the Preferred Securities represented by the Receipts held by such Holder and any recovery on such an enforcement action shall belong solely to such Holder who brought the action, not to the Trust, Trustee or any other Holder individually or to Holders as a group. Subject to Section 7.02, this Trust shall be irrevocable.

                          (b)     The Trustee hereby acknowledges receipt of
the Preferred Securities, registered in the name of the Trust, and its acceptance on behalf of the Trust of the Preferred Securities, and declares that it shall hold the Preferred Securities (including any Successor Securities) in the Trust for the benefit of the Holders.

                 SECTION 2.02. Trust Account. The Trustee shall open an account entitled "PECO Energy Capital Trust I - Trust Account." All funds received by the Trustee on behalf of the Trust from the Preferred Securities or pursuant to Article V will be deposited in such account by the Trustee until distributed as provided in Article IV.

                 SECTION 2.03. Title to Trust Property. Legal title to all of the Trust Estate shall be vested at all times in the Trustee.

                 SECTION 2.04. Situs of Trust. The situs of the Trust shall be in Wilmington, Delaware. The Trust's bank account shall be maintained with a bank in the State of Delaware. The Trustee shall cause to be maintained the books and records of the Trust at the Corporate Office. The Trust Estate shall be held in the State of Delaware. Notwithstanding the foregoing, the Trustee may transfer such of the books and records of the Trust to a Co-Trustee appointed pursuant to Section 6.09 or to such agents as it may appoint in accordance with the Section 9.05 hereof, as shall be reasonably necessary (and for so long as may be reasonably necessary) to enable such Co-Trustee or agents to perform the duties and obligations for which such Co-Trustee or agents may be so employed.

                 SECTION 2.05. Powers of Trustee Limited. The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust. The Trustee shall





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
have full power to conduct the business of the Trust of holding the Preferred Securities for the Holders and taking the other actions provided by this Trust Agreement.

                 SECTION 2.06. Liability of Holders of Receipts. With respect to the Trust, Holders of Receipts shall be entitled to the same limitation of personal liability to which stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware are extended.


                                  ARTICLE III

                        FORM OF RECEIPTS, EXECUTION AND
                 DELIVERY, TRANSFER, AND SURRENDER OF RECEIPTS


                 SECTION 3.01.  Form and Transferability of Receipts.

                 (a) Receipts shall be evidenced by certificates engraved or printed or lithographed with steel-engraved borders and underlying tint in substantially the form set forth in Exhibit A annexed to this Trust Agreement, with the appropriate insertions, modifications, and omissions, as hereinafter provided.

                 (b) Certificates evidencing Receipts shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee, provided, however, that such signature may be a facsimile if a Registrar (other than the Trustee) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No certificate evidencing one or more Receipts shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Registrar shall record on the Register each Receipt certificate executed as provided above and delivered as hereinafter provided.

                 (c) Certificates evidencing Receipts shall be in denominations of any whole number of Preferred Securities. All Receipt certificates shall be dated the date of their execution or countersignature.

                 (d) Certificates evidencing Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the





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
Receipts may be listed or to conform with any usage with respect thereto.

                 (e) Title to any Receipt certificate that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer shall be registered on the Register as provided in Section 3.03, the Trust, the Trustee, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions or to any notice provided for in this Trust Agreement and for all other purposes.

                 SECTION 3.02. Issuance of Receipts. In connection with the Exchange, upon receipt by the Trustee on behalf of the Trust of a certificate or certificates for the Preferred Securities, subject to the terms and conditions of this Trust Agreement, the Trustee on behalf of the Trust shall execute and deliver to the Exchange Agent certificates evidencing the Receipts for distribution to the former holders of Depositary Shares who shall thereupon be Holders of Receipts.

                 SECTION 3.03. Registration, Transfer and Exchange of Receipts. The Trustee shall cause the Register to be kept at the office of the Registrar in which, subject to such reasonable regulations as the Trustee and the Registrar may prescribe, the Trustee shall provide for the registration of Receipt certificates and of transfers and exchanges of Receipt certificates as herein provided. The Grantor hereby appoints First Chicago Trust Company of New York as the Registrar. The Registrar shall also act as transfer agent.
The Grantor may remove the Registrar and, upon removal or resignation of the Registrar, appoint a successor Registrar. Subject to the terms and conditions of this Trust Agreement, the Registrar shall register the transfers on the Register from time to time of Receipt certificates upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Trustee shall execute a new Receipt certificate representing the same number of Preferred Securities in accordance with Section 3.01(b) and deliver the same to or upon the order of the Person entitled thereto.

                 At the option of a Holder, Receipt certificates may be exchanged for other Receipt certificates representing the same number of Preferred Securities. Upon surrender of a Receipt certificate at the office of the Registrar or such other office





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
as the Trustee may designate for the purpose of effecting an exchange of Receipt certificates, subject to the terms and conditions of this Trust Agreement, the Trustee shall execute and deliver a new Receipt certificate representing the same number of Preferred Securities as the Receipt certificate surrendered.

                 As a condition precedent to the registration of the transfer or exchange of any Receipt certificate, the Registrar may require (i) production of proof satisfactory to it as to the identity and genuineness of any signature; and (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of this Trust Agreement.

                 No service charge shall be made to a Holder of Receipts for any registration of transfer or exchange of Receipt certificates, but the Trustee or the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Receipt certificates.

                 Neither the Trustee nor the Registrar shall be required (a) to register the transfer of or exchange any Receipt certificate for a period beginning at the opening of business ten days preceding any selection of Receipts to be redeemed and ending at the close of business on the day of the mailing a notice of redemption of Receipts or (b) to register the transfer of or exchange of Receipts called or being called for redemption in whole or in part, except as provided in Section 4.02.

                 SECTION 3.04. Lost or Stolen Receipts, Etc. In case any Receipt certificate shall be mutilated or destroyed or lost or stolen and in the absence of notice to the Trustee that such Receipt has been acquired by a bona fide purchaser, the Trustee shall execute and deliver a Receipt certificate of like form and tenor in exchange and substitution for such mutilated Receipt certificate or in lieu of and in substitution for such destroyed, lost or stolen Receipt certificate, provided, however, that the Holder thereof provides the Trustee with (i) evidence satisfactory to the Trustee of such destruction, loss or theft of such Receipt certificate, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Trustee and (iii) payment of any expense (including fees, charges and expenses of the Trustee) in connection with such execution and delivery. Any duplicate Receipt certificate issued pursuant to this Section 3.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Receipt certificate shall be found at any time.





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
                 SECTION 3.05. Cancellation and Destruction of Surrendered Receipts. All Receipt certificates surrendered to the Trustee shall be cancelled by the Trustee. Except as prohibited by applicable law or regulation, at any time after six years from the date of surrender of any Receipt certificate, the Trustee may destroy such cancelled Receipt certificates.


                 SECTION 3.06. Surrender of Receipts and Withdrawal of Preferred Securities. Any Holder of a Receipt or Receipts may withdraw any or all of the Preferred Securities (but only in whole numbers of Preferred Securities) represented by such Receipt or Receipts by surrendering the certificate evidencing such Receipt or Receipts accompanied by a written instrument of transfer and an agreement to be bound by the terms of the Partnership Agreement at the Corporate Office or at such other office as the Trustee may designate for such withdrawals. After such surrender, without unreasonable delay, the Trustee shall transfer to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the whole number of Preferred Securities represented by the Receipt or Receipts so surrendered; provided, however, that the Trustee shall not issue any fractional number of Preferred Securities. If the Receipt or Receipts delivered by the Holder to the Trustee in connection with such withdrawal shall evidence a number of Preferred Securities in excess of the number of Preferred Securities to be withdrawn, the Trustee shall at the same time, in addition to such number of Preferred Securities to be withdrawn, execute in accordance with Section 3.01 and deliver to such Holder, a new Receipt or Receipts evidencing such excess number of Preferred Securities. If a Holder withdraws in accordance with this
Section 3.06 all of the Preferred Securities represented by its Receipt or Receipts, such Holder shall cease to be a Holder under this Trust Agreement and shall cease to be a beneficial owner in the Trust. Delivery of the Preferred Securities may be made by the delivery of such certificates, documents of title and other instruments as the Trustee may deem appropriate, which, if required by the Holder, shall be properly endorsed or accompanied by proper instruments of transfer.

                 If the Preferred Securities being withdrawn are to be delivered to a Person or Persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Securities, such Holder shall execute and deliver to the Trustee a written order so directing the Trustee and the Trustee may require that the certificate evidencing the Receipt or Receipts surrendered by such Holder for withdrawal of such Preferred Securities be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

                 A Holder who surrenders its Receipts in accordance with this
Section 3.06, or the Person or Persons designated by such Holder in the immediately preceding paragraph, will be required to provide the Grantor with a completed Form W-8 or such other documents or information as are requested by the Grantor for tax reporting purposes and thereafter shall be admitted to the Grantor as a preferred partner of the Grantor upon such Holder's receipt of a certificate evidencing such Preferred Securities registered in such Holder's name.

                 The Trustee shall deliver the Preferred Securities represented by the Receipts surrendered to the Holder in accordance with this Section 3.06 at the Corporate Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

                 Notwithstanding anything in this Section 3.06 to the contrary, if the Preferred Securities represented by a Receipt or Receipts have been called for redemption in accordance with the Partnership Agreement, no Holder of such Receipt or Receipts may withdraw any or all of the Preferred Securities represented by such Receipt or Receipts.

                 SECTION 3.07. Redeposit of Preferred Securities; Execution and Delivery of Receipts in Response Thereof. Subject to the terms and conditions of this Trust Agreement, any holder of Preferred Securities may redeposit withdrawn Preferred Securities under this Trust Agreement by delivery to the Trust, of a certificate or certificates for the Preferred Securities to be deposited, properly endorsed or accompanied, if required by the Trust, by a properly executed instrument of transfer or endorsement in form satisfactory to the Trustee and in compliance with the terms of the Partnership Agreement, together with (i) all such certifications as may be required by the Trustee in accordance with the provisions of this Trust Agreement and (ii) a written order directing the Trustee to execute in accordance with Section 3.01 and deliver to or upon the written order of the Person or Persons stated in such order a certificate evidencing a Receipt or Receipts for the number of Preferred Securities so deposited.

                 If required by the Trustee, Preferred Securities presented for deposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Trustee, that will provide for the prompt transfer to the Trustee or its nominee of any distribution or other right that any Person in whose name the Preferred Securities are registered may thereafter receive upon or in respect of such deposited Preferred

Securities, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Trustee.

                 Upon receipt by the Trustee of a certificate or certificates for Preferred Securities to be deposited hereunder, together with the other documents specified above, the Trustee shall, as soon as transfer and registration can be accomplished in accordance with the terms of the Partnership Agreement, present such certificate or certificates to the General Partner of the Grantor for transfer and registration in the name of the Trustee or its nominee of the Preferred Securities being deposited. Deposited Preferred Securities shall be held by the Trustee on behalf of the Trust for the benefit of the Holders.

                 Upon receipt by the Trustee of a certificate or certificates for Preferred Securities to be deposited hereunder, together with the other documents specified above, the Trust, subject to the terms and conditions of this Trust Agreement, shall execute in accordance with Section 3.01 and deliver to or upon the order of the Person or Persons named in the written order delivered to the Trustee referred to in the first or second paragraph of this
Section 3.07 a Receipt or Receipts for the number of Preferred Securities so deposited by such Person or Persons. The Trustee shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any Person requesting such delivery, such delivery may be made at such other place as may be designated by such Person. In each case, delivery will be made only upon payment by such Person to the Trustee of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Preferred Securities.

                 SECTION 3.08. Filing Proofs, Certificates, and Other Information. Any Person presenting Preferred Securities for redeposit in accordance with Section 3.07 may be required from time to time to file such proof of residence or other information, to execute such Preferred Security certificates and to make such representations and warranties as the Trustee may reasonably deem necessary or proper. The Trustee may withhold or delay the delivery of any Receipt or Receipts, the transfer, redemption or exchange of any Receipt or Receipts or the making of any distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                                   ARTICLE IV

             DISTRIBUTIONS AND OTHER RIGHTS OF HOLDERS OF RECEIPTS


                 SECTION 4.01. Distributions of Monthly Distributions on Preferred Securities. Whenever the Trustee shall receive any cash distribution representing a monthly distribution on the Preferred Securities (whether or not distributed by the Grantor on the regular monthly distribution date therefor) or payment under the Guarantee in respect thereof pursuant to Article V of this Agreement, the Trustee acting directly or through any Paying Agent shall distribute to Holders of Receipts on the record date fixed pursuant to Section 4.04, such amounts in proportion to the respective numbers of Preferred Securities represented by the Receipts held by such Holders.

                 SECTION 4.02. Redemptions of Preferred Securities. Whenever the Grantor shall elect or is required to redeem Preferred Securities in accordance with the Partnership Agreement, it shall (unless otherwise agreed in writing with the Trustee) give the Trustee not less than 40 days' prior notice thereof. The Trustee shall, as directed by the Grantor, mail, or cause to be mailed, first-class postage prepaid, notice of the redemption of Preferred Securities and the proposed simultaneous redemption of the Receipts to be redeemed in connection herewith, not less than 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") of the Receipts. Such notice shall be mailed to the Holders of the Receipts to be redeemed, at the addresses of such Holders as the same appear on the records of the Registrar. No defect in the notice of redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings. The Grantor shall provide the Trustee with such notice, and each such notice shall state: the Redemption Date; the redemption price at which the Receipts and the Preferred Securities are to be redeemed; that all outstanding Receipts are to be redeemed or, in the case of a redemption of fewer than all outstanding Receipts in connection with a partial redemption of Preferred Securities, the number of such Receipts held by such Holder to be so redeemed; the place or places where Receipts to be redeemed are to be surrendered for redemption; and specifying the CUSIP number assigned to the Receipts. In case fewer than all the outstanding Receipts are to be redeemed, the Receipts to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trustee.

                 The Grantor agrees that if a partial redemption of the Preferred Securities would result in a delisting of the Receipts from any national exchange on which the Receipts are then listed, the Grantor will only redeem the Preferred Securities in whole.

                 On the date of any such redemption of Preferred Securities, provided that the Grantor (or PECO Energy pursuant to the Guarantee) shall then have deposited with the Trustee the aggregate amount payable upon redemption of the Preferred Securities to be redeemed, the Trustee shall redeem (using the funds so deposited with it) Receipts representing the same number of Preferred Securities redeemed by the Grantor.

                 Notice having been mailed by the Trustee as aforesaid, from and after the Redemption Date (unless the Grantor shall have failed to redeem the Preferred Securities to be redeemed by it as set forth in the Grantor's notice provided for in this Section 4.02 and PECO Energy shall have failed to pay the redemption price of the Preferred Securities under the Guarantee), the Receipts called for redemption shall be deemed no longer to be outstanding and all rights of the Holders of Receipts (except the right to receive cash upon surrender of Receipts) shall cease and terminate. Upon surrender in accordance with said notice of the Receipts endorsed or assigned for transfer, if the Trustee shall so require, the Holders of such Receipts shall receive for each such Receipt an amount equal to the redemption price for each Preferred Security, in addition to accrued and unpaid distributions thereon to the date fixed for redemption.

                 If fewer than all of the Receipts of any Holder are called for redemption, the Registrar will deliver to the Holder of such Receipts upon surrender of the certificate evidencing such Receipts a new certificate evidencing the number of Receipts not called for redemption.

                 SECTION 4.03. Distributions in Liquidation of Grantor. Upon receipt by the Trust of any distribution from the Grantor upon the liquidation of the Grantor or any payment under the Guarantee in respect thereof pursuant to Article V of this Trust Agreement, after satisfaction of creditors of the Trust as required by applicable law, the Trustee shall distribute to the Holders of Receipts on the record date fixed pursuant to Section 4.04, such amounts in proportion to the respective number of Preferred Securities which were represented by the Receipts held by such Holders.

                 SECTION 4.04. Fixing of Record Date for Holders of Receipts. Whenever any distribution (other than upon any redemption) shall become payable, or whenever the Trustee shall receive notice of any meeting at which holders of Preferred Securities are entitled to vote or of which holders of Preferred Securities are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the General Partner with respect to the Preferred Securities) for the determination of the Holders of Receipts who shall be entitled (i) to receive such distribution, and (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

                 SECTION 4.05. Payment of Distributions. The Grantor shall appoint one or more Paying Agents for the purpose of paying monthly distributions on, the redemption price of, and distributions in liquidation on the Receipts. The Grantor hereby appoints First Chicago Trust Company of New York to act as Paying Agent and designates the __________ office of the Paying Agent as the place of payment of the redemption price of and to distribution in liquidation on the Receipts. The aforesaid appointment and designation shall remain in effect until changed by the Grantor. Payments of monthly distributions on the Receipts shall be payable by check mailed to the addresses of the Holders thereof on the record date therefor. Payments of the redemption price of Receipts and distributions in liquidation shall be made upon surrender of such Receipts at the office of the Paying Agent. The Trustee is hereby authorized to direct the Grantor to pay monthly distributions on, the redemption price of, and distributions in liquidation on, the Preferred Securities directly to the Paying Agent for distribution in accordance with the terms of this Trust Agreement.

                 SECTION 4.06.  Special Representative and Voting Rights.

                 (a) If the holders of the Preferred Partner Interests (as defined in the Partnership Agreement), acting as a single class, are entitled to appoint and authorize a Special Representative pursuant to Section 13.02(d) of the Partnership Agreement, the Trustee shall notify the Holders of the Receipts of such right, request direction of each Holder of a Receipt as to the appointment of a Special Representative and vote the Preferred Securities represented by such Receipt in accordance with such direction. If the General Partner fails to convene a general meeting of the Partnership as required in
Section 13.02(d) of the Partnership Agreement, the Trustee shall notify the Holders of the Receipts and, if so directed by the Holders of Receipts representing Preferred Securities constituting at least 10% of the aggregated stated liquidation preference of the outstanding Preferred Partner Interests (as defined in the Partnership Agreement) shall convene such meeting.

                 (b) Upon receipt of notice of any meeting at which the Holders of Preferred Securities are entitled to vote, the Trustee shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, which shall be provided by the General Partner and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law or of the Partnership Agreement, to instruct the Trustee as to the exercise of the voting rights pertaining to the amount of Preferred Securities represented by their respective Receipts, and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, the Trustee shall vote or cause to be voted the number of Preferred Securities represented by the Receipts evidenced by such Receipt in accordance with the instructions set forth in such request. The Grantor hereby agrees to take all reasonable action that may be deemed necessary by the Trustee in order to enable the Trustee to vote such Preferred Securities or cause such Preferred Securities to be voted. In the absence of specific instructions from the Holder of a Receipt, the Trustee will abstain from voting to the extent of the Preferred Securities represented by such Receipt.

                 SECTION 4.07. Changes Affecting Preferred Securities and Reclassifications, Recapitalizations, Etc. Upon any consolidation, amalgamation, merger, replacement, or conveyance, transfer or lease by the Partnership of its properties and assets as an entirety in accordance with
Section 13.02(e) of the Partnership Agreement, the Trustee shall, upon the instructions of the Grantor, treat any Successor Securities or other property (including cash) that shall be received by the Trustee in exchange for or upon conversion of or in respect of the Preferred Securities as part of the Trust Estate and Receipts then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Securities.

                                   ARTICLE V

                                 THE GUARANTEE


                 SECTION 5.01. The Guarantee. In connection with the issuance of the Preferred Securities, PECO Energy has delivered to the General Partner the Guarantee for the benefit of the holders of the Preferred Securities. If the General Partner or the Grantor receives any payment under the Guarantee, the General Partner or the Grantor, as the case may be, will immediately transfer such payment to the Trustee. All rights to enforce the Guarantee shall remain in the General Partner, except to the extent set forth in Section
2.04 of the Payment and Guarantee

Agreement executed by PECO Energy Company on October __, 1995 for the benefit of the holders of the Preferred Securities.


                                   ARTICLE VI

                                  THE TRUSTEE


                 SECTION 6.01. Eligibility. This Trust Agreement shall at all times have a Trustee which is a bank that has its principal place of business in the State of Delaware and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                 In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.01, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.03.

                 The Trustee shall make available for inspection by Holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Grantor, the General Partner or PECO Energy by the Trustee as the holder of Preferred Securities.

                 Promptly upon request from time to time by the Grantor, the Trustee shall cause the Registrar to furnish to it a list, at the sole expense of the General Partner, as of a recent date, of the names, addresses and holdings of all Persons in whose names Receipts are registered on the Register.

                 SECTION 6.02. Obligations of the Trustee. The Trustee does not assume any obligation nor shall it be subject to any liability under this Trust Agreement or any Receipt to Holders of Receipts other than that it agrees to use good faith in the performance of such duties as are specifically assigned to the Trustee in this Trust Agreement.

                 The Trustee shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Securities or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 In the event that the Trustee is uncertain as to application or interpretation of any provision of this Trust Agreement or must choose between alternative courses of action, the Trustee may seek the instructions of the Grantor (or the Special Representative if one has been appointed) by written notice requesting instructions. The Trustee shall take and be protected in taking such action as has been directed by the Grantor (or the Special Representative if one has been approved) provided that if the Trustee does not receive instructions within 10 days or such shorter time as is set forth in the Trustee notice, the Trustee shall be under no duty to take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the interest of the Holders.

                 The Trustee shall not be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any Holder of a Receipt or any other Person believed by it in good faith to be competent to give such advice or information. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 The Trustee, its parent, Affiliates, or subsidiaries may own, buy, sell, or deal in any class of securities of the Grantor, the General Partner or PECO Energy and its Affiliates and in Receipts or become pecuniarily interested in any transaction in which the Grantor, the General Partner or PECO Energy or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Trustee hereunder. The Trustee may also act as transfer agent or registrar of any of the securities of the Grantor, the General Partner or PECO Energy and its Affiliates or act in any other capacity for PECO Energy or its Affiliates.

                 The Trustee (and its officers, directors, employees, and agents) makes no representation nor shall it have any responsibility with respect to the Exchange or as to the validity of the registration statement pursuant to which the Receipts are registered under the Securities Act, the Preferred Securities, the Guarantee or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Trustee is responsible for its representations in this Trust Agreement.

                 The Trustee assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Grantor summarizing certain provisions of this Trust Agreement. Notwithstanding any other provision herein or in the Receipts, the Trustee makes no warranties or representations as to the validity, genuineness or sufficiency of any Preferred Securities or the Guarantee or of the Receipts, as to the validity or sufficiency of this Trust Agreement, as to the value of the Receipts or as to any right, title or interest of the Holders of Receipts, except that the Trustee hereby represents and warrants as follows: (i) the Trustee has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power, authority and legal right under such laws to execute, deliver and carry out the terms of this Trust Agreement; (ii) this Trust Agreement has been duly authorized, executed and delivered by the Trustee; and (iii) this Trust Agreement constitutes a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms subject to equitable principles and laws affecting the enforcement of creditors' rights generally.

                 SECTION 6.03. Resignation and Removal of the Trustee, Appointment of Successor Trustee. The Trustee may at any time resign as Trustee hereunder by notice of its election to do so delivered to the Grantor and the General Partner, such resignation to take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

                 The Trustee may at any time be removed by the Grantor by notice of such removal delivered to the Trustee, such removal to take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Trustee acting hereunder shall resign or be removed, the Grantor shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an Affiliate of a bank or trust company, having its principal office in the State of Delaware and having a combined capital and surplus of at least $50,000,000. If a successor Trustee shall not have been appointed in 45 days, the resigning Trustee may petition a court of competent jurisdiction to appoint a successor trustee. Every successor trustee shall execute and deliver to its predecessor and to the Grantor and the General Partner an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Grantor, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Preferred Securities and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

                 Any Person into or with which the Trustee may be merged, consolidated or converted, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of such Trustee without the execution or filing of any document or any further act, provided such Person shall be eligible under the provisions of the immediately preceding paragraph.

                 SECTION 6.04. Corporate Notices and Reports. The General Partner agrees that it will give timely notice to the Trustee and any Paying Agent of any record date for the Preferred Securities and that it will deliver to the Trustee, and the Trustee will, promptly after receipt thereof, transmit to the Holders of Receipts, in each case at the address recorded on the Register, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Receipts are listed or by the Partnership Agreement to be furnished to holders of Preferred Securities. Such transmission will be at the expense of the General Partner and the General Partner will provide the Trustee with such number of copies of such documents as the Trustee may reasonably request. In addition, the Trustee will transmit to the Holders of Receipts at the Grantor's expense such other documents as may be requested by the Grantor.

                 SECTION 6.05. Status of Trust. It is intended that the Trust shall not be an "investment company" under the Investment Company Act of 1940, as amended. While it is expressly understood and agreed that the Trustee is acting only in a ministerial capacity hereunder, the Securities and Exchange Commission (the "Commission") has determined that as of the date hereof, the Trust is an issuer under the Federal securities laws and is thus required to sign any registration statement filed or to be filed in connection with the Receipts.

                 SECTION 6.06. Appointment of Grantor to File on Behalf of Trust. The Grantor and the Trustee hereby authorize and direct the Grantor, as the sponsor of the Trust (i) to file with the Commission and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-4 (the "1933 Act

Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the offering circular/prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Receipts of the Trust and certain other securities; (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto relating to the registration of the Receipts under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (c) any reports or other papers on documents required to be filed by, or desirable to be filed with, the Commission, under the Exchange Act ("Exchange Act Reports"); (ii) to file with the New York Stock Exchange or Philadelphia Stock Exchange (each an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Receipts to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Receipts under the securities or "Blue Sky" laws of such jurisdictions as the Grantor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Dealer Manager Agreement relating to the Receipts, among the Trust, the Grantor and the Dealer Managers named therein, substantially in the form included as Exhibit 1 to the 1933 Act Registration Statement.

                 SECTION 6.07. Indemnification by the General Partner. To the fullest extent permitted by law, the General Partner agrees to indemnify and defend the Trustee, the Registrar and any Paying Agent and their directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as the Trustee or the Registrar or Paying Agent, respectively, under this Trust Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such Person or Persons.

                 SECTION 6.08. Fees, Charges and Expenses. No fees, charges, or expenses of the Trustee or any Trustee's agent hereunder or of any Registrar shall be payable by any Person other than the General Partner, provided that if the Trustee incurs fees, charges or expenses for which it is not otherwise liable under this Trust Agreement due to any action taken at the election of a Holder of Receipts or other Person, such Holder or other Person will be liable for such fees, charges and expenses.

                 SECTION 6.09.  Appointment of Co-Trustee or Separate Trustee.

                 (a) Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust must at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as successor trustee under Section 6.03 and no notice to the Holders of the appointment of any co-trustee or separate trustee shall be required.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) all rights, powers, duties and obligations conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                          (ii) no Trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Grantor.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                  ARTICLE VII

                           AMENDMENT AND TERMINATION


                 SECTION 7.01. Supplemental Trust Agreement. The Grantor or the General Partner may, and the Trustee shall, at any time and from time to time, without the consent of the Holders, enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                          (a)     to evidence the succession of another
partnership, corporation or other entity to the Grantor or the General Partner and the assumption by any such successor of the covenants of the Grantor or the General Partner herein contained; or

                          (b)     to add to the covenants of the Grantor or the
General Partner for the benefit of the Holders, or to surrender any right or power herein conferred upon the Grantor or the General Partner; or

                          (c)     (i) to correct or supplement any provision
herein which may be defective or inconsistent with any other provision herein or (ii) to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that any such action taken under subsection (c)(ii) hereof shall not materially adversely affect the interests of the Holders; or

                          (d)     to cure any ambiguity or correct any mistake.

                 Any other amendment or agreement supplemental hereto must be in writing and approved by Holders of 66-2/3% of the then-outstanding Receipts.

                 SECTION 7.02. Termination. The Trust Agreement shall terminate on the date that all outstanding Receipts have been redeemed or there has been a final distribution in respect of the Preferred Securities in connection with any liquidation, dissolution or winding up of the Grantor and such distribution has been made to the Holders of the Receipts. Except as provided in Section 6.07 and Section 6.08, upon termination of this Trust Agreement and the Trust in accordance with the foregoing, the respective obligations and responsibilities of the Trustee, the Grantor and the General Partner created hereby shall terminate.


                                  ARTICLE VIII

                     MERGER, CONSOLIDATION, ETC. OF GRANTOR


                 SECTION 8.01. Limitation on Permitted Merger Consolidation, Etc. of Grantor. The Grantor agrees that it will not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially in their entirety to any corporation or other entity without the consent of the Holders of 66-2/3% of the Receipts unless permitted by Section 13.02(e) of the Partnership Agreement and (i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Receipts to be delisted by any national securities exchange or other organization on which the Receipts are then listed, (ii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Receipts to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and
(iii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, PECO Energy has received an opinion of counsel (which may be regular counsel to PECO Energy or an Affiliate, but not an employee thereof) experienced in such matters to the effect that Holders of outstanding Receipts will not recognize any gain or loss for Federal income tax purposes as a result of the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease.

                                   ARTICLE IX

                                 MISCELLANEOUS


                 SECTION 9.01. Counterparts. This Trust Agreement may be executed by the Grantor, the Trustee and the General Partner in separate counterparts, each of which counterparts, when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Trust Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Trust Agreement. Copies of this Trust Agreement shall be filed with the Trustee and the Trustee's agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Trustee's agents, if any, by any Holder of a Receipt.

                 SECTION 9.02. Exclusive Benefits of Parties. This Trust Agreement is for the exclusive benefit of the parties hereto and the Holders of the Receipts and the holders of Series B Preferred Securities, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

                 SECTION 9.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Trust Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 SECTION 9.04. Notices. Any notices to be given to the Grantor or the General Partner hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the General Partner at 1013 Centre Road, Suite 350F, Wilmington, Delaware 19805, Attention:
President, or at any other place to which the General Partner may have transferred its principal executive office.

                 Any notices to be given to the Trustee hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Trustee at the Corporate Office.

                 Any notices given to any Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such Holder at the address of such record holder as it appears on the books of the Trustee or, if such holder shall have timely filed with the Trustee a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                 Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Trustee may, however, act upon any telegram or telex or telecopier message received by it from the other or from any Holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

                 SECTION 9.05. Trustee's Agents. The Trustee may from time to time appoint agents to act in any respect for the Trustee for the purposes of this Trust Agreement. The Trustee shall have no liability for the acts or omissions of agents selected by it with due care. The Trustee will notify the General Partner prior to any such action.

                 SECTION 9.06.  Holders of Receipts Are Parties.
Notwithstanding that Holders of Receipts have not executed and delivered this Trust Agreement or any counterpart thereof, the Holders of Receipts from time to time shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

                 SECTION 9.07. Governing Law. This Trust Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to principles of conflict of laws.

                 SECTION 9.08. Headings. The headings of articles and sections of this Trust Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Trust Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                 SECTION 9.09. Receipts Non-Assessable and Fully Paid. The Holders of the Receipts shall not be personally liable for obligations of the Trust, the interests in the Trust represented by the Receipts shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and the

Receipts upon delivery thereof by the Trustee pursuant to this Trust Agreement are and shall be deemed fully paid.

                 SECTION 9.10. No Preemptive Rights. No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

                 IN WITNESS WHEREOF, the Grantor and the Trustee and the General Partner have duly executed this Trust Agreement as of the day and year first above set forth.


                                        PECO ENERGY CAPITAL, L.P.

                                        By: PECO ENERGY CAPITAL CORP.,
                                            its general partner



                                        By
                                          ----------------------------
                                               Authorized Officer


                                        PNC BANK, DELAWARE



                                        By
                                          ----------------------------
                                               Authorized Signatory




         The General Partner joins in this Trust Agreement solely for the purposes of obligating itself under Sections 6.04, 6.07 and 6.08 of this Trust Agreement and not as grantor, trustee or beneficiary.


                                        PECO ENERGY CAPITAL CORP.



                                        By
                                          ----------------------------
                                                 Authorized Officer

                                   EXHIBIT A

                                 TRUST RECEIPTS
                        OF PECO ENERGY CAPITAL TRUST I,
                           a Delaware Business Trust,
                      each Representing a ___% Cumulative
                 Monthly Income Preferred Security, Series B of
           PECO Energy Capital, L.P. (a Delaware limited partnership)

No. _________    ___________ Receipts


                 PNC Bank, Delaware, a Delaware banking corporation, not in its individual capacity, but solely as Trustee (the "Trustee"), hereby certifies that ______________ is the registered owner of __________ Receipts (the "Receipts"), each representing a ___% Cumulative Monthly Income Preferred Security, Series B (the "Preferred Securities") of PECO Energy Capital, L.P., a Delaware limited partnership (the "Grantor"), deposited in trust by the Grantor with the Trustee pursuant to an Amended and Restated Trust Agreement of PECO Energy Capital Trust I dated as of __________ (as amended or supplemented from time to time, the "Trust Agreement") among the Grantor, the Trustee and PECO Energy Capital Corp., the general partner of the Grantor (the "General Partner"). Subject to the terms of the Trust Agreement, the registered Holder hereof is entitled to a full interest in the same number of Preferred Securities held by the Trustee under the Trust Agreement, as are represented by the Receipts including the distribution, voting, liquidation, and other rights of the Preferred Securities specified in the Amended and Restated Limited Partnership Agreement of the Grantor, as amended, a copy of which is on file at the Corporate Office.

                 1. The Trust Agreement. The Receipts are issued upon the terms and conditions set forth in the Trust Agreement. The Trust Agreement (a copy of which is on file at the Corporate Office of the Trustee) sets forth the rights of Holders of Receipts and the rights and duties of the Trustee, the Grantor and the General Partner. The statements made on the face and the reverse hereof are summaries of certain provisions of the Trust Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict or discrepancy between the provisions hereof and the provisions of the Trust Agreement, the provisions of the Trust Agreement will govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

                 2. Enforcement of Rights; Withdrawal of Preferred Securities. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee and any other Holder, each Holder shall be entitled to enforce in the name of the Trust the Trust's rights under the Preferred Securities represented by the Receipts held by such Holder and any recovery on such an enforcement action shall belong solely to such Holder who brought the action, not to the Trust, Trustee or any other Holder individually or to Holders as a group. Any Holder of a Receipt or Receipts may withdraw any or all of the Preferred Securities (but only in whole numbers of Preferred Securities) represented by such Receipt or Receipts by surrendering the certificate evidencing such Receipt or Receipts accompanied by a written instrument of transfer and an agreement to be bound by the terms of the Partnership Agreement at the Corporate Office or at such other office as the Trustee may designate for such withdrawals; provided, however, that the Trustee shall not issue any fractional number of Preferred Securities. If the Receipt or Receipts delivered by the Holder to the Trust in connection with such withdrawal shall evidence a number of Preferred Securities in excess of the number of Preferred Securities to be withdrawn, the Trustee shall at the same time, in addition to such number of Preferred Securities to be withdrawn, deliver to such Holder, a new Receipt or Receipts evidencing such excess number of Preferred Securities.

                 3. Distributions of Monthly Distributions on Preferred Securities. Whenever the Trustee shall receive any cash distribution representing a monthly distribution on the Preferred Securities (whether or not distributed by the Grantor on the regular monthly distribution date therefor) or payment by PECO Energy Company ("PECO Energy") under the Payment and Guarantee Agreement dated as of ___________, 1995 (the "Guarantee") in respect thereof, the Trustee acting directly or through any Paying Agent shall distribute to record Holders of Receipts on the record date therefor, such amounts in proportion to the respective numbers of Preferred Securities represented by the Receipts held by such Holders.

                 4. Redemptions of Preferred Securities. Whenever the Grantor shall elect or is required to redeem Preferred Securities in accordance with the Partnership Agreement, it shall (unless otherwise agreed in writing with the Trustee) give the Trustee not less than 40 days' prior notice thereof.
The Trustee shall, as directed by the Grantor, mail, first-class postage prepaid, notice of the redemption of Preferred Securities and the proposed simultaneous redemption of the Receipts to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption (the "redemption date") of such Preferred Securities and Receipts. Such notice shall be mailed to the Holders of the Receipts, at the addresses of such Holders as the same appear on the records of the Trustee. No defect in the notice of redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings. In case fewer than all the outstanding Receipts are to be redeemed, the Receipts to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Grantor. On the date of any such redemption of Preferred Securities, provided that the Grantor (or PECO Energy pursuant to the Guarantee) shall then have deposited with the Trustee the aggregate amount payable upon redemption of the Preferred Securities to be redeemed, the Trustee shall redeem (using the funds so deposited with it) Receipts representing the same number of Preferred Securities to be redeemed by the Grantor.

                 5. Distributions in Liquidation. Upon receipt by the Trustee of any distribution from the Grantor upon the liquidation of the Grantor or any payment under the Guarantee in respect thereof, after satisfaction of creditors of the Trust required by applicable law, the Trustee shall distribute to record Holders of Receipts on the record date therefor, such amounts in proportion to the respective number of Preferred Securities which were represented by the Receipts held by such Holders.

                 6. Fixing of Record Date for Holders of Receipts. Whenever any distribution (other than upon any redemption) shall become payable, or whenever the Trustee shall receive notice of any meeting at which holders of Preferred Securities are entitled to vote or of which holders of Preferred Securities are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the General Partner with respect to the Preferred Securities) for the determination of the record holders of Receipts who shall be entitled (i) to receive such distribution or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

                 7. Payment of Distributions. Payments of monthly distributions on the Receipts shall be payable by check mailed to the addresses of the Holders thereof on the record date therefor. Payments of the redemption price of Receipts and distributions in liquidation shall be made against surrender of such Receipts at the office of First Chicago Trust Company of New York, as the Paying Agent.

                 8.       Special Representative; Voting Rights.  (a)        If
the holders of the Preferred Partner Interests (as defined in the Partnership Agreement), acting as a single class, are entitled to appoint and authorize a Special Representative pursuant to Section 13.02(d) of the Partnership Agreement, the Trustee shall notify the Holders of the Receipts of such right, request direction of each Holder of a Receipt and vote the Preferred Securities represented by such Receipt in accordance with such direction. If the General Partner fails to convene a general meeting of the Partnership as required in Section 13.02(d) of the Partnership Agreement, the Trustee shall notify the Holders of the Receipts and, if so directed by the Holders of Receipts representing Preferred Securities constituting at least 10% of the aggregated stated liquidation preference of the outstanding Preferred Partner Interests (as defined in the Partnership Agreement) shall convene such meeting.

                          (b)     Upon receipt of notice of any meeting at
which the holders of Preferred Securities are entitled to vote, the Trustee shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, which shall be provided by the Grantor and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date therefor will be entitled, subject to any applicable provision of law or of the Partnership Agreement, to instruct the Trustee as to the exercise of the voting rights pertaining to the amount of Preferred Securities represented by their respective Receipts, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, the Trustee shall vote or cause to be voted the number of Preferred Securities represented by the Receipts in accordance with the instructions set forth in such request. In the absence of specific instructions from the Holder of a Receipt, the Trustee will abstain from voting to the extent of the Preferred Securities represented by such Receipt.

                 9. Changes Affecting Preferred Securities and Reclassifications, Recapitalizations, Etc. Upon any consolidation, amalgamation, merger, replacement, or conveyance, transfer or lease by the Grantor of its properties and assets in their entirety in accordance with
Section 13.02(e) of the Partnership Agreement, the Trustee shall, upon the instructions of the Grantor, treat any Successor Securities or other property that shall be received by the Trustee in exchange for or upon conversion of or in respect of the Preferred Securities as part of the Trust Estate, and Receipts then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Securities.

                 10. Transfer and Exchange of Receipts. Subject to the terms and conditions of the Trust Agreement, the Trustee shall register the transfer on its books from time to time of Receipt certificates upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Trustee shall execute a new Receipt representing the same aggregate number of the Receipts surrendered in accordance with the Trust Agreement and deliver the same to or upon the order of the Person entitled thereto.

                 Upon surrender of a Receipt at the Corporate Office or such other office as the Trustee may designate for the purpose of effecting an exchange of Receipt certificates, subject to the terms and conditions of the Trust Agreement, the Trustee shall execute and deliver a new Receipt certificate representing the same number of Preferred Securities as the Receipt certificate surrendered.

                 As a condition precedent to the registration of transfer or exchange of any Receipt certificate, the Registrar, may require (i) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of the Trust Agreement.

                 Neither the Trustee nor the Registrar shall be required (a) to register the transfer of or exchange any Receipt certificate for a period beginning at the opening of business ten days next preceding any selection of Receipts to be redeemed and ending at the close of business on the day of the mailing a notice of redemption of Receipts or (b) to transfer or exchange of Receipts called or being called for redemption in whole or in part.

                 11. Title to Receipts. It is a condition of the Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt certificate, when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer of this Receipt certificate shall be registered on the books of the Trustee, the Trustee may, notwithstanding any notice to the contrary, treat the Holder hereof at such time as the absolute owner hereof for the purpose of determining the Person entitled to distributions or to any notice provided for in the Trust Agreement and for all other purposes.

                 12. Reports, Inspection of Transfer Books. The Trustee shall make available for inspection by Holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received by the Trustee as the record holder of Preferred Securities. The Registrar shall keep books at the corporate office for the registration and registration of transfer of Receipts, which books at all reasonable times will be open for inspection by the record Holders of Receipts as and to the extent provided by applicable law.

                 13. Supplemental Trust Agreement. The Grantor or the General Partner may, and the Trustee shall, at any time and from time to time, without the consent of the Holders, enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (a) to evidence the succession of another partnership, corporation or other entity to the Grantor or the General Partner and the assumption by any such successor of the covenants of the Grantor or the General Partner herein contained; or (b) to add to the covenants of the Grantor or the General Partner for the benefit of the Holders, or to surrender any right or power herein conferred upon the Grantor or the General Partner; or (c)(i) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that any such action taken under subsection (ii) hereof shall not materially adversely affect the interests of the Holders; or (d) to cure any ambiguity or correct any mistake. Any other amendment or agreement supplemental hereto must be in writing and approved by Holders of 66-2/3% of the then-outstanding Trust Receipts.

                 14. Governing Law. The Trust Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to principles of conflict of laws.

                 15. Receipt Non-Assessable and Fully Paid. Holders of Receipts shall not be personally liable for obligations of the Trust, the interest in the Trust represented by the Receipts shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and the Receipts upon delivery thereof by the Trustee pursuant to the Trust Agreement are and shall be deemed fully paid.

                 16. Liability of Holders of Receipts. Holders of Receipts shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                 17. No Preemptive Rights. No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

                 This Receipt certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless this Receipt certificate shall have been executed manually or, if a Registrar for the Receipts (other than the Trustee) shall have been appointed, by facsimile signature of a duly authorized signatory of the Trustee and, if executed by facsimile signature of the Trustee, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

                 THE TRUSTEE IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY PREFERRED SECURITIES. THE TRUSTEE ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE GRANTOR SUMMARIZING CERTAIN PROVISIONS OF THE TRUST AGREEMENT. THE TRUSTEE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF PREFERRED SECURITIES OR OF THE RECEIPTS; AS TO THE VALIDITY OR SUFFICIENCY OF THE TRUST AGREEMENT; AS TO THE VALUE OF THE RECEIPTS OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS IN AND TO THE RECEIPTS.

Dated:

                                             PNC BANK, DELAWARE, as Trustee,


                                             By
                                               ------------------------------
                                                      Authorized Officer

Countersigned by
First Chicago Trust Company
of New York, as Registrar


By
  --------------------------------
         Authorized Officer

                              [FORM OF ASSIGNMENT]


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the within Receipt and all rights and interests represented by the Receipts evidenced thereby, and hereby irrevocably constitutes and appoints ____________________ attorney, to transfer the same on the books of the within-named Trustee, with full power of substitution in the premises.




Dated:                            Signature:
      ------------------                    ------------------------
                                        NOTE:  The signature to this assignment
                                        must correspond with the name as
                                        written upon the face of the Receipt
                                        in every particular, without
                                        alteration or enlargement, or any
                                        change whatever.


Signature Guarantee:


------------------------------